UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 27, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2016, Axion Power International, Inc. (the “Company”) filed a Definitive Schedule 14A regarding a Consent Solicitation in Lieu of a Special Meeting of Shareholders, with a voting cut off date of June 30, 2016, to approve a reverse split of its issued and outstanding shares in a ratio of not less than 1 for 100 nor more than 1 for 400 (the “Proposal”) with the final ratio to be approved by its Board of Directors.

The Proposal was approved by the Company’s shareholders, with a total of 35,252,244 shares of its Common Stock voted, with 26,484,825 shares voted in favor of the Proposal, 8,420,594 shares voted against the Proposal, and 346,825 shares abstaining. As of the May 16, 2016 record date, the Company had 47,077,230 shares of Common Stock issued and outstanding.

On June 27, 2016, the Company’s Board of Directors approved a reverse split in a 1 for 400 ratio pending shareholder approval of the Proposal. The Company is commencing the filing process with FINRA to effect the reverse stock split, and it will issue further information on a Current Report on Form 8-K as soon as it has completed the necessary process with FINRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 1, 2016

Axion Power
International, Inc.

By:	/s/ Richard Bogan
Richard Bogan
Chairman and CEO